UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

Asia Properties, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-51048	47-0855301
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

119 Commercial St., Ste 190-115, Bellingham, WA 98225

(Address of Principal Executive Offices) (Zip Code)

(360) 392-2841

Registrant’s telephone number, including area code

(Former Name or Former Address
if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:    Entry into a Material Definitive Agreement.

Effective January 6, 2015, Asia Properties, Inc. (the “Company has executed a Sale and Purchase Agreement (the Agreement”) to acquire 100% of the shares and assets of Asia Innovation Technology Limited, a Hong Kong corporation (“AITL”). Pursuant to the Agreement, Asia Properties, Inc. has agreed to issue 950 million restricted common shares of the Company to the shareholders of AITL in payment of US$1.9 billion reflecting the value of the rights, titles and interests in the business assets and all attendant or related assets of AITL.

Asia Innovation Technology Limited. The Company is registered in the British Virgin Islands. (BVI Company Number: 1842404 ) and is a diversified Utility Company. The goal of this enterprise is to deploy capital in Asia, specifically for developing and achieving mergers and acquisitions in the reorganization of quality assets in utilities and in the environmental energy-saving industry in China due to the e growth potential of China’s energy-saving utilities market.

List of assets held by Asia Innovation Technology Limited includes the following:

Rong Guang Subsidiaries Projects

Jiulong Daqing Fine Chemical Co., Ltd.

Jiulong Daqing Fine Chemical Co., Ltd is a chemical company based in China. In recent years, it achieved RMB 2.8 billion business revenue and its market value is now RMB 5 billion. Founded in 2003, Juilong Daquing is a subsidiary company wholly-owned by our AITL subsidiary, Rong Guang and specializes in environmental engineering. The Company is committed to the R&D and application of cleaner production and environmental energy-saving technology, as a high-tech consultant enterprise, it helps enterprises enhance their overall competitiveness through technology.

TianDiRenHuanBao Puyang Engineering Co., Ltd

A company specializing in oil casing environmental technology development and applications, it achieved RMB 0.2 billion business revenue and its market value is RMB 0.5 billion.

ZhuJiang Dongguan Desalinization Plant Institute

The only water treatment institute in Dongguan and a major national environmental equipment supporting institutions. Its patent evaluation value is up to RMB 1 billion with a yearly business income RMB 0.2 billion.

XinTaiLongChuangFeng Henan Water Co. Ltd.

Specializes in harnessing waste water, it achieved RMB 0.2 billion business revenue and its market value is RMB 0.4 billion.

Two wastewater treatment plants in Guangxi Province

The two wastewater treatment plants are located in Guiling Town and Liantang Town, Babu District, Hezhou, Guangxi. These wastewater treatment plants cost RMB 0.2 billion and the market value is RMB 0.5 billion when it is completed and put into service.

Waste water treatment project in Henan Province

This waste water treatment project in Henan Province is the only water treatment project which focuses on fine chemicals. The total investment in this project is RMB 0.5 billion, and market value is RMB 1 billion.

Technical Patents Held By Rong Guang

Rong Guang is 100% owned by AITL.

a)      Rong Guang Energy Information Management Software, Certificate Number: RZDZ No.0458860;

b)      Rong Guang Energy Information Online Monitoring and Management Software, Certificate Number: RZDZ No.0458858;

c)      Energy-saving Operation Controlling System of Central Air System, Certificate Number: 2776765, Patent Number: ZL 2012 2 0466904.X;

d)      Direct Thermal Compressor Heat Recovery Hot Water Conveyor Control System, Certificate Number: 2774898, Patent Number: ZL 2012 2 0466904.4;

e)      Circulating Type Air Compressor Heat Recovery Hot Water Delivery Control System, Certificate Number: 2773840, Patent Number: ZL 2012 2 0466905.4;

f)       Intelligent Control System for Reclaimed Water Reuse, Certificate Number: 2779618, Patent Number: ZL 2012 2 0466842.2;

g)      Convert Automatic Control Device between Forced Ventilation and Natural Ventilation, Certificate Number: 2850362, Patent Number: ZL 2012 2 0466903.5;

h)      Ultra-Pure Water Temperature Energy-Saving Control Device, Certificate Number: 2776501, Patent Number: ZL 2012 2 0470029.2;

i)        Emergency Speedy Treatment of Complex Heavy Metal Wastewater, Certificate Number: 1222107, Patent Number: ZL 2012 1 0102987.9;

j)        Emergency Speedy Processing Method of Port Oil-Chemical Wastewater, Certificate Number: 1222008, Patent Number: ZL 2012 1 0102985.X;

k)       Emergency Speedy Processing Equipment of Complex Heavy Metal Wastewater, Certificate Number: 2510975, Patent Number: ZL 2012 2 0148051.5;

l)        Small Water Advanced Purification and Reuse of Refractory Wastewater Treatment Method and Device, Certificate Number: 702682, Patent Number: ZL 2012 2 0148051.5;

m)      An Advanced purification method used before standard or substandard wastewater from existing waste treatment station entering RO membrane, Certificate Number: 1080666, Patent Number: ZL 2007 1 0073805.1.

Item 9.01       Financial Statements and Exhibits.

10.8.    Sale and Purchase Agreement for the Acquisition of 100% of the shares and assets of Asia Innovation Technology Limited, Dated January 6, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 7, 2015

ASIA PROPERTIES, INC.

/s/ Daniel S. Mckinney
Daniel S. Mckinney
President, Chief Executive Officer, Director